UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on December 14, 2017, Adam Franchi, both individually and on behalf of a putative class of the stockholders of Bay Bancorp, Inc. (the “Company”), filed a complaint in the United States District Court for the District of Maryland against the Company, each of its directors, and Old Line Bancshares, Inc. (“Old Line”) seeking to enjoin the parties from proceeding with the proposed merger of the Company with and into Old Line (the “Merger”) based, primarily, on allegations that the version of the parties’ joint proxy statement/prospectus that was filed with the Securities and Exchange Commission on November 22, 2017 omitted certain material information in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder (the “Litigation”). On March 28, 2018, the Company announced that the parties to the Litigation entered into a Stipulation and Proposed Order of Dismissal (the “Stipulation”), which, if approved by the court, would resolve all issues raised in the Litigation except for a claim for attorneys’ fees and expenses. On March 29, 2018, the court approved the Stipulation but retained jurisdiction of the Litigation solely for the purpose of ruling on a potential application for fees and expenses by the plaintiff’s counsel if the parties do not reach an agreement on the payment of any such fees and expense.

Also, the Company has been informed by Old Line that its stockholders approved the Merger at its special meeting of stockholders held on March 28, 2018. Accordingly, all required regulatory and stockholder approvals with respect to the Merger have been received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: March 30, 2018	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO

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